Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): May 17, 2006.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8733 Siegen Lane, Suite 309, Baton Rouge, LA 70810
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 341-4004

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Form 8-K
Diamond I, Inc.
Item 1.01.	Entry Into a Material Definitive Agreement.
On May 17, 2006, we entered into a securities purchase agreement (the “Purchase Agreement”) with the owners of Touchdev Limited, a U.K. corporation, pursuant to which we are to acquire all of the outstanding capital stock of Touchdev Limited. Under the Purchase Agreement, we are to issue 8,000,000 shares of our common stock to the owners of Touchdev Limited, in consideration of their capital stock of Touchdev Limited. We expect the closing under the Purchase Agreement to occur by the end of May 2006.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of May 17, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: May 29, 2006.	DIAMOND I, INC.

By:	/s/ DAVID LOFLIN
David Loflin, President